UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2018

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2018, Caesars Entertainment Corporation (the “Company”) entered into an amendment to the Separation Agreement, dated November 1, 2018, with Mark P. Frissora, President and Chief Executive Officer (the “Separation Agreement”). The amendment was entered into for purposes of continuity of leadership as the Company searches for a successor to Mr. Frissora with the third-party search firm it has engaged for that purpose. Pursuant to the amendment, Mr. Frissora will continue as President and Chief Executive Officer until a termination date (the “Termination Date” for both purposes of the amendment and the Separation Agreement) of April 30, 2019 (which the Company may extend by one month), subject to the Company’s ability to terminate earlier as described below.

Mr. Frissora will receive an equity grant for the 2019 compensation year with a target value of $7,000,000 (the “2019 PIP Award”), which will vest on the Termination Date and be prorated and settled as follows: (i) any tranches of the 2019 PIP Award that are payable based on performance will remain outstanding until the applicable performance is determined and any amount payable to Mr. Frissora will be prorated based on the number of days in 2019 that have elapsed through the Termination Date; and (ii) any portion of the 2019 PIP Award that is payable based on service will be prorated based on the number of days in 2019 that have elapsed through the Termination Date. If Mr. Frissora’s employment terminates before the Termination Date (other than by the Company for cause or by him without good reason), in addition to the severance benefits contemplated by the Separation Agreement, Mr. Frissora will receive any annual base salary that would have been paid to him through the Termination Date. The Company also agreed to pay, or reimburse Mr. Frissora for, his reasonable attorney’s fees incurred in connection with the negotiation of the amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 21, 2018	By:	/s/ MICHELLE BUSHORE
	Name:	Michelle Bushore
	Title:	Senior Vice President and Chief Governance and Transactional Officer